Exhibit 99.3
SSR Mining Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands except per share)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$376,950	$92,485	$743,434	$256,948
Operating Costs and Expenses:
Production costs	166,946	50,606	328,809	158,180
Depreciation, depletion, and amortization	55,993	8,966	109,772	32,417
General and administrative expense	15,208	13,364	22,967	15,488
Exploration, evaluation, and reclamation costs	11,848	4,772	21,252	12,317
Care and maintenance expense	—	17,937	—	21,086
Impairment of long-lived and other assets	22,345	—	22,349	—
Transaction and integration expense	894	2,805	5,386	2,805
Operating income	103,716	(5,965)	232,899	14,655
Other income (expense):
Interest expense	(4,891)	(2,062)	(9,835)	(5,256)
Other income (expense)	(182)	23,574	(1,793)	7,922
Foreign exchange gain (loss)	(930)	83	(1,309)	836
Total other income (expense)	(6,003)	21,595	(12,937)	3,502
Income before income and mining taxes	97,713	15,630	219,962	18,157
Income and mining tax benefit (expense)	(19,578)	724	(13,198)	4,435
Equity income (loss) of affiliates	(343)	—	(1,521)	—
Net income	77,792	16,354	205,243	22,592
Net loss (income) attributable to non-controlling interest	(3,073)	—	(21,664)	—
Net income attributable to SSR Mining shareholders	$74,719	$16,354	$183,579	$22,592

Net income per share attributable to SSR Mining shareholders
Basic	$0.34	$0.13	$0.84	$0.18
Diluted	$0.33	$0.13	$0.81	$0.18

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

SSR Mining Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Six Months Ended June 30,
	2021	2020
Operating activities
Net income	$205,243	$22,592
Adjustments for:
Depreciation, depletion, and amortization	109,772	32,417
Amortization of debt discount	461	466
Reclamation costs	2,410	1,908
Deferred income taxes	(35,818)	(9,168)
Stock-based compensation	3,231	6,681
Equity pickup on investments in joint ventures	1,521	—
Unrealized loss (gain) on derivative instruments	(4,687)	7,258
Change in fair value of marketable securities	1,947	(5,868)
Non-cash fair value adjustment on acquired inventories	32,044	—
Loss (gain) on sale of mineral properties, plant and equipment	(1,614)	1,680
Impairment of long-lived and other assets	22,349	—
Net change in operating assets and liabilities	(73,603)	(2,279)
Net cash provided by operating activities	263,256	55,687

Investing activities
Additions to mineral properties, plant and equipment	(93,247)	(52,947)
Purchases of marketable securities	—	(29,550)
Net proceeds from sales of marketable securities	4,592	95,897
Proceeds from sale of mineral properties, plant and equipment	2,500	1,783
Other investing activities	(295)	—
Net cash provided by (used in) investing activities	(86,450)	15,183

Financing activities
Repayment of debt, principal	(35,000)	—
Redemption of convertible notes	—	(114,994)
Repurchase of common shares	(70,254)	—
Proceeds from exercise of stock options	3,600	2,208
Principal payments on finance leases	(4,017)	(337)
Non-controlling interest dividend	(38,084)	—
Dividends paid	(21,966)	—
Other financing activities	(1,114)	(20)
Net cash used in financing activities	(166,835)	(113,143)
Effect of foreign exchange rate changes on cash and cash equivalents	(247)	342
Net increase (decrease) in cash, cash equivalents, and restricted cash	9,724	(41,931)
Cash, cash equivalents, and restricted cash beginning of year	895,921	505,985
Cash, cash equivalents, and restricted cash end of year	$905,645	$464,054

SSR Mining Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Six Months Ended June 30,
	2021	2020
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$870,352	$461,716
Restricted cash	35,293	2,338
Total cash, cash equivalents, and restricted cash	$905,645	$464,054

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

SSR Mining Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	June 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$870,352	$860,633
Marketable securities	20,749	26,748
Trade and other receivables	115,810	83,218
Inventories	426,803	437,034
Prepaids and other current assets	18,471	16,162
Total current assets	1,452,185	1,423,795

Mineral properties, plant and equipment, net	3,384,131	3,469,739
Inventories	177,860	135,200
Restricted cash	35,293	35,288
Equity method investments	5,991	7,782
Goodwill	49,786	49,786
Deferred income tax assets	8,939	15,072
Other non-current assets	39,724	40,682
Total assets	$5,153,909	$5,177,344

LIABILITIES
Accounts payable	$34,719	$42,923
Accrued liabilities and other	107,218	131,781
Finance lease liabilities	13,170	3,568
Current portion of debt	72,042	71,025
Total current liabilities	227,149	249,297

Debt	330,030	366,612
Lease liabilities	107,854	109,544
Reclamation liabilities	105,622	102,721
Deferred income tax liabilities	431,075	473,027
Other non-current liabilities	11,446	25,655
Total liabilities	1,213,176	1,326,856

Contingently redeemable shares	—	3,311

EQUITY
Common shares – unlimited authorized common shares with no par value; 216,299 and 219,607 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	3,203,006	3,242,821
Retained earnings	241,869	92,077
SSR Mining’s shareholders’ equity	3,444,875	3,334,898
Non-controlling interest	495,858	512,279
Total equity	3,940,733	3,847,177
Total liabilities and equity	$5,153,909	$5,177,344

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

SSR Mining Inc.
Condensed Consolidated Statement of Changes in Equity
(unaudited, in thousands except per share)

	Common shares
	Number of shares	Amount	Retained earnings (Accumulated Deficit)	Total equity attributable to equity holders of SSR Mining	Non-controlling interest	Total equity	Contingently redeemable shares
Balance December 31, 2020	219,607	$3,242,821	$92,077	$3,334,898	$512,279	$3,847,177	$3,311
Exercise of stock options	364	2,750	—	2,750	—	2,750	—
Settlement of RSUs and PSUs	92	89	—	89	—	89	—
Equity-settled stock-based compensation	—	1,037	—	1,037	—	1,037	—
Transfer of cash-settled RSUs	—	8,802	—	8,802	—	8,802	—
Reclassification of contingently redeemable shares	—	3,311	—	3,311	—	3,311	(3,311)
Dividends paid to equity holders of SSR Mining	—	—	(10,992)	(10,992)	—	(10,992)	—
Dividends paid to non-controlling interest	—	—	—	—	(38,084)	(38,084)	—
Other	—	—	(18)	(18)	—	(18)	—
Net income (loss)	—	—	108,861	108,861	18,590	127,451	—
Balance March 31, 2021	220,063	$3,258,810	$189,928	$3,448,738	$492,785	$3,941,523	$—
Repurchase of common shares	(4,000)	(58,654)	(11,600)	(70,254)	—	(70,254)	—
Exercise of stock options	79	850	—	850	—	850	—
Settlement of RSUs	157	406	—	406	—	406	—
Equity-settled stock-based compensation	—	1,594	—	1,594	—	1,594	—
Dividends paid to equity holders of SSR Mining	—	—	(10,974)	(10,974)	—	(10,974)	—
Other	—	—	(204)	(204)	—	(204)	—
Net income (loss)	—	—	74,719	74,719	3,073	77,792	—
Balance June 30, 2021	216,299	$3,203,006	$241,869	$3,444,875	$495,858	$3,940,733	$—

SSR Mining Inc.
Condensed Consolidated Statement of Changes in Equity
(unaudited, in thousands except per share)

	Common shares
	Number of shares	Amount	Retained earnings (Accumulated Deficit)	Total equity attributable to equity holders of SSR Mining	Non-controlling interest	Total equity	Contingently redeemable shares
Balance December 31, 2019	123,084	$1,103,591	$(60,415)	$1,043,176	$—	$1,043,176	$3,599
Exercise of stock options	157	1,387	—	1,387	—	1,387	—
Equity-settled stock-based compensation	—	1,223	—	1,223	—	1,223	—
Reclassification to contingently redeemable shares	—	(729)	—	(729)	—	(729)	729
Other	—	(17)	7	(10)	—	(10)	—
Net income (loss)	—	—	6,237	6,237	—	6,237	—
Balance March 31, 2020	123,241	$1,105,455	$(54,171)	$1,051,284	$—	$1,051,284	$4,328
Exercise of stock options	79	821	—	821	—	821	—
Settlement of RSUs	5	55	—	55	—	55	—
Equity-settled stock-based compensation	—	1,252	—	1,252	—	1,252	—
Reclassification to contingently redeemable shares	—	(711)	—	(711)	—	(711)	711
Other	—	775	(1,081)	(306)	—	(306)	—
Net income (loss)	—	—	16,354	16,354	—	16,354	—
Balance June 30, 2020	123,325	$1,107,647	$(38,898)	$1,068,749	$—	$1,068,749	$5,039
The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements

1.THE COMPANY
SSR Mining Inc. and its subsidiaries (collectively, "SSR Mining," or the "Company”) is incorporated under the laws of the Province of British Columbia, Canada. The Company's common shares are listed on the Toronto Stock Exchange (TSX) in Canada and the Nasdaq Global Select Market (NASDAQ) in the U.S. under the symbol "SSRM" and the Australian Securities Exchange (ASX) in Australia under the symbol "SSR."
The Company is principally engaged in the operation, acquisition, exploration and development of precious metal resource properties located in Turkey and the Americas. The Company has four producing mines in Turkey, the United States, Canada, and Argentina. The Company's focus is on safe, profitable gold and silver production from its Çöpler Gold Mine ("Çöpler") in Erzincan, Turkey, Marigold mine ("Marigold") in Nevada, USA, Seabee Gold Operation ("Seabee") in Saskatchewan, Canada and Puna Operations ("Puna") in Jujuy, Argentina, and to advance, as market and project conditions permit, its principal development projects towards development and commercial production.
2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Risks and Uncertainties
As a mining company, the revenue, profitability and future rate of growth of the Company are substantially dependent on the prevailing prices for gold, silver, zinc and lead. The prices of these metals are volatile and affected by many factors beyond the Company’s control, and there can be no assurance that commodity prices will not be subject to wide fluctuations in the future. A substantial or extended decline in commodity prices could have a material adverse effect on the Company’s financial position, results of operations, cash flows, access to capital and the quantities of reserves that the Company can economically produce. The carrying value of the Company’s Mineral properties, plant and equipment, net; Inventories; Deferred income tax assets; and Goodwill are particularly sensitive to the outlook for commodity prices. A decline in the Company’s price outlook could result in material impairment charges related to these assets
COVID-19
During the period ended June 30, 2021, the COVID-19 pandemic continued to impact global economic and financial markets, disrupting global supply chains and workforce participation. Many industries and businesses, including SSR Mining, continue to be impacted by the COVID-19 pandemic and face operating challenges associated with the regulations and guidelines resulting from efforts to contain COVID-19.
The Company continues to restrict all non-essential travel and manage the contacts of its employees and contractors in order to reduce the risk of COVID-19 impacting its operations. The Company is operating its corporate offices at reduced capacity, with most employees working remotely.
The Company's mine sites remain operational with carefully managed COVID-19 based restrictions designed to protect communities and employees, including quarantining, testing, ensuring physical distancing and providing additional protective equipment.
Basis of preparation
The interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Previously, the Company prepared its consolidated financial statements under International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board, as permitted by securities regulators in Canada, as well as in the U.S. under the status of a Foreign Private Issuer as defined by the United States Securities and Exchange Commission (“SEC”). As of June 30, 2021, the Company determined that it no longer qualified as a Foreign Private Issuer under the SEC rules. As a result, beginning January 1, 2022 the Company is required to report with the SEC on domestic forms and comply with domestic company rules in the United States. The transition to U.S. GAAP was made retrospectively for all periods from the Company’s inception. New accounting standards implemented subsequent to January 1, 2019 were adopted on their required adoption date. These interim statements should be read in conjunction with the

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements
Company’s Consolidated Financial Statements for the year ended December 31, 2021 filed on February 22, 2022 on Form 10-K.
3.OPERATING SEGMENTS
The Company currently has four producing mines and a portfolio of precious metal dominant projects. Each individual operating mine site and the Company's exploration, evaluation and development properties are considered reportable segments. Operating results of operating segments are reviewed by the Company's chief operating decision maker ("CODM") to make decisions about resources to be allocated to the segments and to assess their performance.
In connection with the acquisition of Alacer, the Company added Çöpler as a new operating segment for the year ended December 31, 2020. Çöpler is an operating mine site, therefore it is considered a reportable segment.
The following tables provide a summary of financial information related to the Company's segments (in thousands)

	Three Months Ended June 30, 2021
	Çöpler	Marigold	Seabee	Puna	Exploration, evaluation and development properties	Corporate and other (1)	Total
Revenue	$140,654	$109,533	$67,127	$59,636	$—	$—	$376,950
Production costs	$69,737	$51,590	$15,467	$30,152	$—	$—	$166,946
Depletion, depreciation, and amortization	$29,365	$8,481	$12,525	$5,622	$—	$—	$55,993
Exploration, evaluation, and reclamation costs	$3,589	$935	$3,483	$441	$3,238	$162	$11,848
Transaction and integration expense	$—	$—	$—	$—	$—	$894	$894
Impairment of long-lived and other assets	$—	$—	$—	$—	$22,345	$—	$22,345
Operating income	$37,108	$48,527	$35,534	$22,884	$(25,587)	$(14,750)	$103,716
Capital expenditures	$10,719	$11,873	$9,128	$2,245	$—	$—	$33,965
Total assets as of June 30, 2021	$2,305,611	$523,421	$458,067	$270,705	$999,930	$596,175	$5,153,909
(1) Corporate and other consists of business activities that are not included within the reportable segments and provided for reconciliation purposes.

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements

	Three Months Ended June 30, 2020
	Marigold	Seabee	Puna	Exploration, evaluation and development properties	Corporate and other (1)	Total
Revenue	$79,786	$—	$12,699	$—	$—	$92,485
Production costs	$42,166	$—	$8,440	$—	$—	$50,606
Depletion, depreciation, and amortization	$7,323	$—	$1,643	$—	$—	$8,966
Exploration, evaluation, and reclamation costs	$935	$546	$447	$2,808	$36	$4,772
Care and maintenance expense (2)	$—	$9,256	$8,681	$—	$—	$17,937
Transaction and integration expense	$—	$—	$—	$—	$2,805	$2,805
Operating income	$28,271	$(10,126)	$(6,661)	$(2,808)	$(14,641)	$(5,965)
Capital expenditures	$13,867	$3,022	$1,772	$—	$—	$18,661
Total assets as of June 30, 2020	$517,573	$423,483	$189,919	$108,966	$333,859	$1,573,800
(1) Corporate and other consists of business activities that are not included within the reportable segments and provided for reconciliation purposes.
(2) Care and maintenance expense consists of operating costs and depreciation incurred while a site is placed into care and maintenance or operating at reduced levels in response to the COVID-19 pandemic.

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements

	Six Months Ended June 30, 2021
	Çöpler	Marigold	Seabee	Puna	Exploration, evaluation and development properties	Corporate and other (1)	Total
Revenue	$292,176	$225,506	$112,834	$112,918	$—	$—	$743,434
Production costs	$136,154	$105,301	$32,028	$55,326	$—	$—	$328,809
Depletion, depreciation, and amortization	$59,943	$17,415	$22,122	$10,292	$—	$—	$109,772
Exploration, evaluation, and reclamation costs	$6,657	$1,693	$6,356	$866	$5,276	$404	$21,252
Transaction and integration expense	$—	$—	$—	$—	$—	$5,386	$5,386
Impairment of long-lived and other assets	$—	$—	$—	$—	$22,349	$—	$22,349
Operating income (loss)	$84,866	$101,200	$52,301	$44,812	$(27,625)	$(22,655)	$232,899
Capital expenditures	$19,754	$35,286	$22,567	$5,521	$—	$—	$83,128
Total assets as of June 30, 2021	$2,305,611	$523,421	$458,067	$270,705	$999,930	$596,175	$5,153,909
(1) Corporate and other consists of business activities that are not included within the reportable segments and provided for reconciliation purposes.

	Six Months Ended June 30, 2020
	Marigold	Seabee	Puna	Exploration, evaluation and development properties	Corporate and other (1)	Total
Revenue	$171,867	$44,697	$40,384	$—	$—	$256,948
Production costs	$102,035	$15,902	$40,243	$—	$—	$158,180
Depletion, depreciation, and amortization	$15,789	$9,904	$6,724	$—	$—	$32,417
Exploration, evaluation, and reclamation costs	$1,987	$3,068	$1,040	$5,924	$298	$12,317
Care and maintenance expense (2)	$—	$11,076	$10,010	$—	$—	$21,086
Transaction and integration expense	$—	$—	$—	$—	$2,805	$2,805
Operating income (loss)	$51,593	$4,629	$(17,987)	$(5,924)	$(17,656)	$14,655
Capital expenditures	$28,136	$15,031	$3,861			$47,028
Total assets as of June 30, 2020	$517,573	$423,483	$189,919	$108,966	$333,859	$1,573,800
(1) Corporate and other consists of business activities that are not included within the reportable segments and provided for reconciliation purposes.

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements
(2) Care and maintenance expense consists of operating costs and depreciation incurred while a site is placed into care and maintenance or operating at reduced levels in response to the COVID-19 pandemic.
Geographic Area
The following are non-current assets, excluding Goodwill, Restricted cash and Deferred income taxes, by location as of June 30, 2021 and December 31, 2020 (in thousands):

	June 30, 2021	December 31, 2020
Turkey	$2,832,887	$2,899,724
Canada	309,835	306,253
United States	298,923	271,894
Argentina	117,235	126,386
Mexico	48,271	48,619
Peru	555	527
Total	$3,607,706	$3,653,403

The following is revenue information by geographic area based on the location for the three and six months ended June 30 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Turkey	$140,654	$—	$292,176	$—
Canada	67,127	—	112,834	44,697
United States	109,533	79,786	225,506	171,867
Argentina	59,636	12,699	112,918	40,384
Total	$376,950	$92,485	$743,434	$256,948
4.REVENUE
The following table represents revenues by product (in thousands):

	Three Months Ended June 30,
	2021	2020
Gold doré sales
Çöpler	$140,654	$—
Marigold	109,509	79,777
Seabee	67,097	—
Concentrate sales
Puna	58,979	17,589
Other (1)
Çöpler	—	—
Marigold	24	9
Seabee	30	—
Puna	657	(4,890)
Total	$376,950	$92,485

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements

	Six Months Ended June 30,
	2021	2020
Gold doré sales
Çöpler	$292,176	$—
Marigold	225,446	171,848
Seabee	112,772	44,676
Concentrate sales
Puna	112,907	45,280
Other (1)
Çöpler	—	—
Marigold	60	19
Seabee	62	21
Puna	11	(4,896)
Total	$743,434	$256,948
(1) Other revenue includes: changes in the fair value of concentrate trade receivables due to changes in silver and base metal prices; and silver and copper by-product revenue arising from the production and sale of gold doré.
Revenue by metal
Revenue by metal type for the three and six months ended June 30 are as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Gold	$317,260	$79,777	$630,394	$216,524
Silver	47,327	10,102	95,340	40,104
Lead	8,170	6,999	13,340	3,890
Zinc	3,482	488	4,227	1,286
Other	711	(4,881)	133	(4,856)
Total	$376,950	$92,485	$743,434	$256,948
Provisional metal sales
For the six months ended June 30, 2021 and June 30, 2020, the change in the fair value of the Company's embedded derivatives relating to provisional concentrate metal sales was an increase (decrease) of $0.3 million $(1.0) million, respectively, which has been recorded in Revenue.
At June 30, 2021, the Company had silver sales of 3.28 million ounces at an average price of $26.39 per ounces, zinc sales of 3.15 million pounds at an average price of $1.28 per pound, and lead sales of 12.17 million pounds at an average price of $0.97 per pound, subject to final pricing over the next several months.
5.STOCK-BASED COMPENSATION
The Company has awards outstanding under its 2017, 2020 and 2021 Share Compensation Plans which include stock options, Deferred Share Units (“DSUs”) and DSU Replacement Units, Restricted Stock Units (“RSUs”) and RSU Replacement Units, and Performance Stock Units (“PSUs”) and PSU Replacement Units up to an aggregate total of 4.5% of the Company’s issued and outstanding common stock. The replacement units were issued in connection with the acquisition of Alacer. There are 7,643,458 shares available for issuance under the Share Compensation Plans.

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements
Repurchase of common shares

On April 16, 2021, the Company received approval of its Normal Course Issuer Bid (the "NCIB") to purchase for cancellation up to 10.0 million of its common shares through the facilities of the TSX, NASDAQ or other Canadian and U.S. marketplaces over a twelve-month period beginning April 21, 2021 and ending April 30, 2022.

During the three and six months ended June 30, 2021, the Company purchased 4.0 million of its outstanding common shares pursuant to the NCIB at an average share price of $17.55 per share for total consideration of $70.3 million. All shares were canceled upon purchase. The difference of $11.6 million between the total amount paid and the amount deducted from common shares of $58.7 million was recorded as a direct charge to retained earnings. The amount deducted from common shares was determined based on the average paid in capital per common share outstanding prior to the repurchase date.

6.INCOME AND MINING TAXES
SSR’s consolidated effective income tax rate was 6% for the first six months of 2021 compared to (24)% for the first six months of 2020. The primary driver of the change in the effective rate is foreign currency fluctuations as well as changes in book income in foreign jurisdictions with varying tax rates. The Company’s statutory tax rate for the period is 27%, and the effective rate differs from the statutory rate primarily due to foreign exchange and jurisdictional mix of earnings with different tax rates.
7.OTHER INCOME (EXPENSE)
The following table includes the components of Other income (expense):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Interest income	$495	$942	$965	$3,342
Gain (loss) on marketable securities	(1,362)	21,746	(1,947)	5,868
Gain (loss) on derivative instruments	—	383	—	383
Gain (loss) on sale of mineral properties, plant, and equipment	1,636	(623)	1,614	(1,680)
Other	(951)	1,126	(2,425)	9
Total	$(182)	$23,574	$(1,793)	$7,922
8.INCOME PER SHARE
The Company calculates basic net income per share using, as the denominator, the weighted average number of common shares outstanding during the period. Diluted net income per share uses, as its denominator, the weighted average number of common shares outstanding during the period plus the effect of potential dilutive shares during the period.
Potential dilutive common shares include stock options, PSUs and PSU Replacement Units, RSUs and RSU Replacement Units, and convertible notes for periods in which the Company has reported net income.
The calculations of basic and diluted net income per share attributable to stockholders of the Company for the three and six months ended June 30 are based on the following (in thousands):

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net Income	$77,792	$16,354	$205,243	$22,592
Net (income) loss attributable to non-controlling interest	(3,073)	—	(21,664)	—
Net income attributable to shareholders of SSR Mining	74,719	16,354	183,579	22,592
Interest saving on convertible notes, net of tax	1,259	1,671	3,136	—
Net income used in the calculation of diluted net income per share	$75,978	$18,025	$186,715	$22,592

Weighted average number of common shares issued	219,030	123,275	219,409	123,252
Adjustments for dilutive instruments:
Stock options	133	1,067	130	723
Performance share units	—	77	—	58
Restricted share units	62	—	59	—
Convertible notes	12,164	12,114	12,152	—
Diluted weighted average number of shares outstanding	231,389	136,533	231,750	124,033

Net income per share attributable to common shareholders
Basic	$0.34	$0.13	$0.84	$0.18
Diluted	$0.33	$0.13	$0.81	$0.18
For the three months ended June 30, 2021 and 2020, nil shares were excluded from the diluted income per common share calculation because the effect would have been antidilutive. For the six months ended June, 2021 and 2020, nil and 12,101,183 shares issuable in connection with convertible notes were excluded, respectively.

9.FAIR VALUE MEASUREMENTS AND FINANCIAL INSTRUMENTS
Fair value accounting establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  The three levels of the fair value hierarchy are described below:
Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;
Level 2 - Quoted prices in markets that are not active, quoted prices for similar assets or liabilities in active markets, quoted prices or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability and model-based valuation techniques (e.g. the Black-Scholes model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and
Level 3 - Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements
As required by accounting guidance, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The following tables set forth the Company’s assets and liabilities measured at fair value on a recurring (at least annually) and nonrecurring basis by level within the fair value hierarchy (in thousands).

	Fair value at June 30, 2021
	Level 1 (1)	Level 2 (2)	Level 3 (3)	Total
Assets:
Cash	$870,352	$—	$—	$870,352
Restricted cash	35,293	—	—	35,293
Marketable securities	20,749	—	—	20,749
Trade receivables	—	66,533	—	66,533
Derivative asset	—	3,539		3,539
Deferred consideration	—	—	22,346	22,346
	$926,394	$70,072	$22,346	$1,018,812
Liabilities:
Derivative liabilities	—	(690)	—	(690)
	$—	$(690)	$—	$(690)

	Fair value at December 31, 2020
	Level 1 (1)	Level 2 (2)	Level 3 (3)	Total
Assets:
Cash	$860,633	$—	$—	$860,633
Restricted cash	35,288	—	—	35,288
Marketable securities	26,748	—	—	26,748
Trade receivables	—	36,856	—	36,856
Derivative asset	—	1,243	—	1,243
Deferred consideration	—	—	21,460	21,460
	$922,669	$38,099	$21,460	$982,228
Liabilities:
Derivative liabilities	—	(3,881)	—	(3,881)
	$—	$(3,881)	$—	$(3,881)
1)Marketable securities of publicly quoted companies, consisting of investments, are valued using a market approach based upon unadjusted quoted prices in an active market obtained from securities exchanges.
2)The Company manages its exposure to fluctuation in diesel prices and foreign currency exchange rates through hedges. The Company’s derivative asset and liabilities are valued using pricing models with inputs derived from observable market data, including quoted prices in active markets. The Company’s provisional metal sales contracts, included in Trade and other receivables in the Consolidated Balance Sheets, are valued using inputs derived from observable market data, including quoted commodity forward prices. The inputs do not involve significant management judgment. Such instruments are classified within Level 2 of the fair value hierarchy.
3)Certain items of deferred consideration are included in Level 3, as certain assumptions used in the calculation of the fair value are not based on observable market data. Deferred consideration is included in Other non-current assets in the Consolidated Balance Sheets.
The following table reconciles the beginning and ending balances for financial instruments that are recognized at fair value using significant unobservable inputs (Level 3) in the consolidated financial statements (in thousands):

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements

	Six Months Ended June 30,
	2021	2020
Beginning balance as of January 1	$21,460	$13,984
Revaluations	406	631
Acquisition of deferred consideration	480	—
Ending balance as of June 30	$22,346	$14,615
Fair values of financial assets and liabilities not already measured at fair value
The fair value of the 2019 Notes and Term Loan as compared to the carrying amounts were as follows (in thousands):

		June 30, 2021		December 31, 2020
	Level	Carrying amount	Fair value	Carrying amount	Fair value
2019 Notes (1)	1	$225,047	$278,024	$224,586	$317,538
Term Loan (2)	2	175,000	182,711	210,000	221,943
Total borrowings		$400,047	$460,735	$434,586	$539,481
(1) The fair value disclosed for the Company's 2019 Notes is included in Level 1 as the basis of valuation uses a quoted price in an active market.
(2) The fair value disclosed for the Company's Term Loan is included in Level 2 as the fair value is determined by an independent third-party pricing source.
10.TRADE AND OTHER RECEIVABLES
Trade and other receivables was composed of the following (in thousands):

	June 30, 2021	December 31, 2020
Trade receivables	$67,733	$38,456
Value added tax receivables	29,808	24,189
Income tax receivable	11,806	14,130
Other taxes receivable	2,631	4,249
Other	3,832	2,194
Total	$115,810	$83,218
No provision for credit loss was recognized as of June 30, 2021 or December 31, 2020. All trade receivables are expected to be settled within twelve months.

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements
11.INVENTORIES
The components of Inventories for the periods ended June 30, 2021 and December 31, 2020 are as follows (in thousands):

	June 30, 2021	December 31, 2020
Materials and supplies	$88,779	$85,766
Stockpiled ore	25,382	25,582
Leach pad inventory	272,822	282,793
Work-in-process	5,285	4,368
Finished goods	34,535	38,525
Total current inventories	$426,803	$437,034

Stockpiled ore	176,329	133,500
Materials and supplies	1,531	1,700
Total non-current inventories	$177,860	$135,200

12.MINERAL PROPERTIES, PLANT AND EQUIPMENT, NET
The components of Mineral properties, plant and equipment, net are as follows (in thousands):

	June 30, 2021	December 31, 2020
Plant and equipment (1)	$1,694,760	$1,640,705
Construction in process	51,431	40,290
Mineral properties subject to depletion	1,308,429	1,282,208
Mineral properties not yet subject to depletion	203,798	222,938
Exploration and evaluation assets	925,726	930,606
Total mineral properties, plant, and equipment	4,184,144	4,116,747
Accumulated depreciation, plant and equipment	(473,127)	(423,326)
Accumulated depreciation, mineral properties	(326,886)	(223,682)
Mineral properties, plant, and equipment, net	$3,384,131	$3,469,739
(1) As of June 30, 2021 and December 31, 2020, plant and equipment includes finance lease right-of-use assets with a carrying amount of $119.1 million and $112.8 million, respectively.
At June 30, 2021, the Company recognized an impairment loss of $22.3 million as a result of the agreement entered into subsequent to June 30, 2021 to sell a portfolio of royalty interests and deferred payments (the “Royalty Sales Agreement”) to EMX Royalty Corporation (“EMX”). For the purposes of impairment assessment and measuring the impairment loss, all of the assets within the portfolio have been grouped as one disposal group (the “Royalty Portfolio”). The impairment loss recognized was calculated based on the difference between the estimated the fair value of the Royalty Portfolio and its carrying amount prior to the impairment. The carrying amount of the Royalty Portfolio prior to impairment was $107.4 million.
The fair value of the Royalty Portfolio was estimated based on the fair value of each of the components of the consideration included in the Royalty Sales Agreement. The consideration received included cash, EMX common shares, and deferred consideration in the form of contingent payments of cash payable upon completion of certain project milestones related to one of the royalties. The $22.3 million impairment loss was recognized in the Company's Exploration, evaluation and development properties segment.

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements
13.ACCRUED LIABILITIES AND OTHER
Accrued liabilities and other are comprised of the following items (in thousands):

	June 30, 2021	December 31, 2020
Accrued liabilities	$43,234	$44,503
Royalties payable	24,442	36,019
Stock-based compensation liabilities	19,034	30,050
Derivative liabilities	690	3,764
Income taxes payable	12,484	9,194
Lease liabilities	2,181	1,954
Other	5,153	6,297
Total accrued liabilities and other	$107,218	$131,781

14.DEBT
The following tables summarize the Company’s debt balances (in thousands):

	June 30, 2021	December 31, 2020
2019 Notes (1)	$225,047	$224,586
Term Loan	175,000	210,000
Other	2,025	3,051
Total carrying amount	$402,072	$437,637

Current Portion	72,042	71,025
Non-Current Portion	$330,030	$366,612
(1) Amount is net of discount and debt issuance costs of $5.0 million and $5.4 million, respectively.

Convertible Debt
2019 Notes
On March 19, 2019, the Company issued $230.0 million of 2.50% convertible senior notes due in 2039 (the “2019 Notes”) for net proceeds of $222.9 million after payment of commissions and expenses related to the offering of $7.1 million. The 2019 Notes mature on April 1, 2039 and bear an interest rate of 2.50% per annum, payable semi-annually in arrears on April 1 and October 1 of each year. The 2019 Notes are convertible into the Company's common shares at a fixed conversion rate, subject to certain anti-dilution adjustments. In addition, if certain fundamental changes occur, holders of the 2019 Notes may be entitled to an increased conversion rate. The 2019 Notes are convertible into the Company's common shares at an initial conversion rate of 54.1082 common shares per $1,000 principal amount of 2019 Notes converted, representing an initial conversion price of $18.48 per common share.
Prior to April 1, 2023, the Company may not redeem the 2019 Notes, except in the event of certain changes in Canadian tax law. On or after April 1, 2023 and prior to April 1, 2026, the Company may redeem all or part of the 2019 Notes for cash, but only if the last reported sales price of its common shares for 20 or more trading days in a period of 30 consecutive trading days exceeds 130% of the conversion price in effect on each such trading day. On or after April 1, 2026, the Company may redeem the 2019 Notes in full or in part, for cash.
Holders of the 2019 Notes have the right to require the Company to repurchase all or part of their 2019 Notes on April 1 of each of 2026, 2029 and 2034, or upon certain fundamental corporate changes. The repurchase price will be equal to par plus accrued and unpaid interest.

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements

Term Loan
In connection with the acquisition of Alacer, the Company assumed a term loan (the "Term Loan"), with a fair value of $245.0 million as of the date of acquisition, with a syndicate of lenders (BNP Paribas (Suisse) SA, ING Bank NV, Societe Generale Corporate & Investment Banking and UniCredit S.P.A.). The Term Loan bears interest at the London Inter-bank Offered Rate ("LIBOR") plus a fixed interest rate margin in the range of 3.50% to 3.70% depending on the tranche. The Term Loan has no mandatory hedging or cash sweep requirements, no prepayment penalties, and final repayment is scheduled in the fourth quarter of 2023.
In addition to the Term Loan, the Company assumed LIBOR interest rate swap contracts with underlying notional amounts of approximately 37% of the outstanding Term Loan balance as of December 31, 2020 through the duration of the interest rate hedge program, ending December 22, 2021.
Restricted cash accounts must be maintained while the Term Loan is outstanding. As of June 30, 2021 and December 31, 2020, $32.9 million and $32.9 million of restricted cash relates to the Term Loan, respectively. Restricted cash is not available for use within one year and is classified as a non-current asset in the Consolidated Balance Sheets.
Under the terms of the Term Loan, the Company is required to comply with the following financial covenants:
▪historic and forecast debt service cover ratio greater than or equal to 1.20:1;
▪loan life cover ratio greater than or equal to 1.30:1; and
▪minimum tail reserves as a percentage of total reserves greater than or equal to 30%.
As of June 30, 2021, the Company was in compliance with its externally imposed financial covenants in relation to the Term Loan and Credit Facility. The Company does not have any financial covenants in relation to the 2019 Notes.
Amended Credit Facility
On June 7, 2021, the Company amended its existing credit agreement to extend the maturity of the Credit Facility to June 8, 2025 and increase the Credit Facility to $200.0 million with a $100.0 million accordion feature (the "Amended Credit Facility"). Amounts drawn under the Amended Credit Facility are subject to variable interest rates at LIBOR plus an applicable margin ranging from 2% to 3%, based on the Company's net leverage ratio. The Amended Credit Facility contains fallback language that replaces LIBOR with an alternative benchmark rate based on either SOFR or another alternative benchmark rate when LIBOR ceases to exist. Undrawn amounts are subject to a standby fee ranging from 0.4% to 0.6%, based on the Company's net leverage ratio.
The Credit Facility also provides for financial letters of credit at 66% of the applicable margin, undrawn fees are subject to a utilization fee of 0.25%, and standby fees are calculated as 25% of the drawn applicable margin plus a utilization fee ranging from 0.25% to 0.75%.
All debts, liabilities and obligations under the Credit Facility are guaranteed by the Company's material subsidiaries and secured by certain of the Company's assets and material subsidiaries, and pledges of the securities of the Company's material subsidiaries, excluding Alacer entities. In connection with the Credit Facility, the Company must also maintain certain net tangible worth and ratios for interest coverage and net leverage. As of December 31, 2021, the Company was in compliance with these covenants.
As of June 30, 2021 and 2020, the amount outstanding on the Credit Facility, included in Accrued liabilities and other, was $ 0.9 million and $0.7 million, respectively.

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements

Scheduled minimum debt repayments are as follows (in thousands):

2021 (for the remainder)	$35,548
2022	$71,093
2023	$70,918
2024	$—
2025	$—
Thereafter	$230,000

15.SUPPLEMENTAL CASH FLOW INFORMATION
Net change in operating assets and liabilities during the six months ended June 30 were as follows (in thousands):

	Six Months Ended June 30,
	2021	2020
Decrease (increase) in operating assets:
Trade and other receivables	$(32,592)	$36,208
Inventories	(16,278)	(10,501)
Other operating assets	19,817	11,394
Increase (decrease) in operating liabilities:
Accounts payable	(4,647)	(14,545)
Accrued liabilities	(26,011)	(1,059)
Reclamation liabilities	(70)	(1,706)
Other operating liabilities	(13,822)	(22,070)
	$(73,603)	$(2,279)
Other cash information during the six months ended June 30 were as follows (in thousands):

	Six Months Ended June 30,
	2021	2020
Interest paid	$(6,658)	$(5,788)
Interest received	$1,114	$2,744
Income taxes paid	$(41,538)	$(17,867)

16.COMMITMENTS AND CONTINGENCIES
General
Estimated losses from loss contingencies are accrued by a charge to income when information is available prior to the issuance of the financial statements that indicates it is probable that a liability could be incurred, and the amount of the loss can by reasonably estimated. Legal expenses associated with the loss contingency are expensed as incurred. If a loss contingency is not probably or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.
Environmental matters
The Company uses surety bonds to support certain environmental bonding obligations. As of June 30, 2021 and December 31, 2020, the Company had surety bonds totaling $117.1 million and $117.5 million outstanding, respectively.

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements
Other Commitments and Contingencies
The Company is involved in legal proceedings related to its course of business. Management does not believe that these legal cases will have a material effect on the Company’s financial condition or results of the operation.

17.SUBSEQUENT EVENTS
On July 29, 2021, the Company announced that it had entered into a Royalty Sales Agreementhe “RPA”) to sell a portfolio of royalty interests and deferred consideration to EMX. The total consideration received included cash, EMX common shares, and deferred consideration in the form of contingent payments of cash payable upon completion of certain project milestones related to one of the royalties totaling approximately $85.1 million. The Transaction is expected to close by the fourth quarter of 2021. As a result, the Company recognized an impairment loss at June 30, 2021 in the amount of the difference between the carrying amount of the assets within the Royalty Portfolio, and the estimated fair value of consideration received. Impairment is further discussed in Note 12.